For additional information, contact:
Mark Fusler Director of Financial Reporting and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2020 SECOND QUARTER RESULTS

PHOENIX, October 28, 2019 – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the second fiscal quarter ended September 28, 2019. On August 2, 2019, the Company completed the acquisition of Destiny Homes, which operates a manufactured and modular housing factory in Moultrie, Georgia. The results from this acquired operation since the acquisition date are included in the current quarter's consolidated financial statements presented herein.
Financial highlights include the following:

•
Net revenue for the second quarter of fiscal year 2020 was $268.7 million, up 11.3% from $241.5 million for the second quarter of fiscal year 2019. The increase was from improved home sales volume, higher home selling prices and changes in product mix. Net revenue for the first six months of fiscal 2020 was $532.7 million, a 9.2% increase from $487.9 million in the comparable prior year period.

•
Income from operations increased 15.5% to $22.4 million for the second quarter of fiscal year 2020 compared to $19.4 million in the same quarter last year. During the period, the Company realized higher gross profit margins mainly from increased home selling prices coupled with lower material input costs. Income from operations for the first six months of fiscal 2020 was $47.4 million, a 13.9% increase from $41.6 million in the comparable prior year period.

•
Net income was $20.9 million for the second quarter of fiscal year 2020, compared to net income of $15.6 million in the same quarter of the prior year, a 34.0% increase. Included in this quarter's results was a $3.4 million net gain on the sale of idle land recorded in Other income, net. For the six months ended September 28, 2019, net income was $42.2 million, up 19.5% from net income of $35.3 million in the prior year period. Diluted net income per share was $2.25 and $4.56 for the three and six months ended September 28, 2019, respectively, compared to $1.67 and $3.80 for the comparable periods last year.

Overall production rates have improved and order backlog has declined to $137 million at the end of the quarter compared to $204 million in the comparable period. This strong backlog level is up slightly from $131 million in the sequential quarter and represents approximately seven weeks of production.

During each period presented, ancillary items had the following impact on the results of operations (in millions):

	Three Months Ended		Six Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Selling, general and administrative expenses
Amortization of additional director and officer insurance premiums	$(2.1)	$—	$(4.2)	$—
Legal and other expenses related to the Securities and Exchange Commission inquiry	(0.8)	—	(1.6)	—
Other income, net
Unrealized gains (losses) on corporate equity securities	0.2	(0.4)	1.1	1.1
Gain on sale of idle land	3.4	—	3.4	—
Income tax expense
Tax benefits from stock option exercises	0.3	1.1	0.9	2.3
Commenting on the quarter, Bill Boor, President and Chief Executive Officer said, "Cavco’s second quarter results continue to demonstrate the underlying strength of our business. Backlogs remain strong and stable, as is consumer demand. As announced earlier, we completed the acquisition of Destiny Homes. The organization has proven to be an outstanding fit and Destiny’s products complement and strengthen our offering in the Southeast."
Cavco’s management will hold a conference call to review these results tomorrow, October 29, 2019, at 1:00 PM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com. An archive of the webcast and presentation will be available for 90 days at https://investor.cavco.com.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Fairmont, Friendship, Chariot Eagle, Lexington and Destiny. The Company is also a leading producer of park model RVs, vacation cabins and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco’s finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: our ability to successfully integrate past acquisitions or future acquisitions and the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; curtailment of available financing from home-only lenders; availability of wholesale financing and limited floor plan lenders; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and housing demand fluctuations; net losses were incurred in certain prior periods and our ability to generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages and the pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and turmoil in the credit markets; governmental and regulatory disruption, including federal government shutdowns; extensive regulation affecting manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC, including the risk of potential litigation or regulatory action, and costs and expenses arising from the SEC subpoenas and the events described in or covered by the SEC subpoenas, which include the Company's indemnification obligations and insurance costs regarding such matters, and potential reputational damage that the Company may suffer; and losses not covered by our director and officer insurance may be large, adversely impacting financial performance; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2019 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	September 28, 2019	March 30, 2019
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$190,478	$187,370
Restricted cash, current	14,981	12,148
Accounts receivable, net	44,908	40,701
Short-term investments	13,375	12,620
Current portion of consumer loans receivable, net	35,482	30,058
Current portion of commercial loans receivable, net	17,694	15,234
Inventories	115,205	116,203
Assets held for sale	—	3,061
Prepaid expenses and other current assets	54,509	44,654
Total current assets	486,632	462,049
Restricted cash	350	351
Investments	32,381	32,137
Consumer loans receivable, net	53,470	56,727
Commercial loans receivable, net	28,565	27,772
Property, plant and equipment, net	70,199	63,484
Goodwill and other intangibles, net	90,509	82,696
Operating lease right-of-use assets	11,732	—
Total assets	$773,838	$725,216
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,886	$29,305
Accrued liabilities	137,936	125,181
Current portion of securitized financings and other	1,875	19,522
Total current liabilities	169,697	174,008
Operating lease liabilities	8,735	—
Deferred income taxes	8,043	7,002
Securitized financings and other	14,359	14,618

Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Outstanding 9,127,466 and 9,098,320 shares, respectively	91	91
Additional paid-in capital	250,584	249,447
Retained earnings	322,245	280,078
Accumulated other comprehensive income (loss)	84	(28)
Total stockholders’ equity	573,004	529,588
Total liabilities and stockholders’ equity	$773,838	$725,216

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net revenue	$268,675	$241,530	$532,717	$487,933
Cost of sales	210,208	192,114	413,952	387,041
Gross profit	58,467	49,416	118,765	100,892
Selling, general and administrative expenses	36,083	30,035	71,347	59,248
Income from operations	22,384	19,381	47,418	41,644
Interest expense	(302)	(941)	(788)	(1,913)
Other income, net	5,173	1,077	7,987	3,922
Income before income taxes	27,255	19,517	54,617	43,653
Income tax expense	(6,370)	(3,941)	(12,450)	(8,386)
Net income	$20,885	$15,576	$42,167	$35,267

Net income per share:
Basic	$2.29	$1.72	$4.63	$3.89
Diluted	$2.25	$1.67	$4.56	$3.80
Weighted average shares outstanding:
Basic	9,119,835	9,079,679	9,111,260	9,064,007
Diluted	9,266,085	9,304,188	9,241,834	9,287,730

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net revenue:
Factory-built housing	$252,690	$227,094	$501,458	$459,856
Financial services	15,985	14,436	31,259	28,077
Total net revenue	$268,675	$241,530	$532,717	$487,933

Gross profit:
Factory-built housing	$48,639	$41,798	$100,774	$85,684
Financial services	9,828	7,618	17,991	15,208
Total gross profit	$58,467	$49,416	$118,765	$100,892

Income from operations:
Factory-built housing	$17,059	$15,878	$38,443	$34,714
Financial services	5,325	3,503	8,975	6,930
Total income from operations	$22,384	$19,381	$47,418	$41,644

Capital expenditures	$1,881	$2,197	$3,944	$3,876
Depreciation	$1,257	$1,090	$2,417	$2,110
Amortization of other intangibles	$151	$80	$231	$164

Total factory-built homes sold	3,781	3,536	7,588	7,423

###